Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer's knowledge and belief.

The undersigned officers of Nuveen Tax-Advantaged Total Return Strategy Fund (the "Fund"), certify that, to the best of each such officer's knowledge and belief:

      1.    The Form N-CSR of the Fund for the period ended March 31, 2006
            (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: June 8, 2006

                                          /s/ Gifford R. Zimmerman
                                          ---------------------------------
                                          Gifford R. Zimmerman
                                          Chief Administrative Officer
                                          (principal executive officer)

                                          /s/ Stephen D. Foy
                                          ---------------------------------
                                          Stephen D. Foy
                                          Vice President, Controller
                                          (principal financial officer)